SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c)
    or Section 240.14a-12
                Westmoreland Coal Company
     (Name of Registrant as Specified in its Charter)
                  Philip D. Weinstock
        (Name of Person(s) Filing Proxy Statement
Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii),
    14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which
       transaction applies:
       ___________________________________________________
    2) Aggregate number of securities to which transaction
       applies:
       ___________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:
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    Set forth the amount on which the filing fee is
calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided
    by Exchange Act Rule 0-11(a)(2) and identify the filing
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WESTMORELAND COAL COMPANY
700 The Bellevue
200 South Broad Street
Philadelphia, Pennsylvania 19102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders:     The annual meeting of shareholders
of Westmoreland Coal Company will be held at The Warwick Hotel, The Variety Room, 3rd Floor, 1701 Locust Street, Philadelphia, Pennsylvania, on Tuesday, June 6, 1995 at 10:00 a.m. Philadelphia time, to:
1. Elect a Board of Directors for the ensuing year;
2. Approve adoption of the 1995 Long-Term Incentive Stock
Plan; and
3. Transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on April 17, 1995 will be entitled to notice of and to vote at the meeting. The proxy statement which follows contains more detailed information as to the actions proposed to be taken. PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.
Philip D. Weinstock
Secretary
April 28, 1995

WESTMORELAND COAL COMPANY
700 The Bellevue
200 South Broad Street
Philadelphia, Pennsylvania 19102
April 28, 1995
PROXY STATEMENT
General Information
The enclosed proxy is solicited on behalf of the Board of Directors of Westmoreland Coal Company ("Company") for use at the annual meeting of shareholders to be held on June 6, 1995. The proxy may be revoked by a shareholder at any time before its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. This proxy statement and the enclosed proxy were first sent to shareholders of the Company on or about April 28, 1995.Shareholders of record at the close of business on April 17, 1995 ("record date") will be entitled to vote at the meeting. On the record date, the Company had outstanding 6,960,966 shares of common stock with a par value of $2.50 each and 2,300,000 depositary shares (each of which represents one quarter of a share of Series A convertible exchangeable preferred stock with a par value of $1.00 each). The common stock and the depositary shares constitute all of the Company's voting securities. Each outstanding share will entitle the holder to one vote on all business of the meeting.The presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting will constitute a quorum. Directors are elected by the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the meeting. In all other matters, the affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for approval.A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.A shareholder may, with respect to the proposal to adopt the 1995 Long-Term Incentive Stock Plan (i) vote for approval, (ii) vote against approval or (iii) abstain from voting on the proposal. An abstention from voting on the proposal has the effect of a vote against adoption of the proposal. In the absence of a specific direction from the shareholder, proxies will be voted for the adoption of the proposal.If a proxy indicates that all or a portion of the votes represented by the proxy are not being voted with respect to a particular matter (a "broker nonvote"), that broker nonvote will have no effect on the outcome of the vote. However, broker nonvotes and abstentions are counted for the purpose of determining the presence of a quorum.

Share Ownership
Except as set forth in the following table, no person or entity known to the Company beneficially owned more than 5% of the Company's voting securities as of December 31, 1994:

Number of Shares and Nature of Beneficial Ownership (1)
Name and Address of                   Percentage of                    Percentage of
Beneficial Owner        Common Stock  Common Stock  Depositary Shares  Depositary Shares
Penn Virginia
Equities                1,754,411 (2)     25.2%
Corporation
800 The Bellevue
200 South Broad Street
Philadelphia, PA 19102

Mellon Bank Corporation   352,617 (3)      5.1%
Mellon Bank Center
Pittsburgh, PA 15258

Riverside Capital
Advisers, Inc.                                          605,000 (4)            26.3%
2320 Northeast 9th Street
Suite 300
Fort Lauderdale, FL 33304

(1)	Based on information as of December 31, 1994 contained
in filings made with the Securities and Exchange Commission ("Commission") or furnished to the Company by the respective shareholders. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.
(2)	Penn Virginia Equities Corporation is a wholly-owned
subsidiary of Penn Virginia Corporation ("Penn Virginia"). Lennox K. Black, a director of the Company, is Chairman of the Board and Chief Executive Officer of Penn Virginia. (See "Transactions with Other Companies" below.)
(3)	The shares are held in a number of separate accounts by
Mellon Bank Corporation ("Mellon") through its wholly-owned subsidiaries, Mellon Bank, N.A. and The Boston Company Advisors, Inc. Mellon reports that it has sole voting power with respect to 58,000 shares of common stock, and it has shared voting power with respect to 294,617 shares of common stock held as Trustee of the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan (the "Plan"), including 7,901 shares issuable upon conversion of 4,626 depositary shares. Under the Plan, employees can direct voting of shares held in their accounts; in the
absence of direction by employees, the Trustee may vote such shares. Mellon further reports that it has sole dispositive power with respect to 58,000 shares of common stock. The
Schedule 13G filed by Mellon assumed that 1.708 shares of common stock are issuable upon conversion of each depositary share. Mr. Hutchinson, Chairman of the Board of the Company, is a director of Mellon Bank Corporation.
(4)	Riverside Capital Advisers, Inc. ("Riverside") reported
that at December 31, 1994, it was deemed to own 605,000 depositary shares as a result of its having sole voting power and sole dispositive power over such shares held in fourteen customer accounts for which it provides investment advice. The Schedule 13G filed by Riverside assumed that
1.708 shares of common stock are issuable upon conversion of each depositary share.

The following table sets forth information as of February
27, 1995 concerning stock ownership of individual directors and named executive officers, and of the executive officers and directors of the Company as a group:

Number of Shares and Nature of Beneficial Ownership (1)
Names of Directors,
Named Executive Officers                     Percentage of      Depositary
and Persons as a Group     Common Stock      Common Stock (2)   Shares (2)
Lennox K. Black            1,757,411 (3)(7)      25.2%                -
Brenton S. Halsey              8,192 (7)(9)       -                   -
Pemberton Hutchinson           1,600              -                 3,200
William R. Klaus               7,866 (7)(9)       -                   -
E. B. Leisenring, Jr.         40,162 (8)          -                   -
Christopher K. Seglem         37,970 (4)(6)       -                   181 (5)
Edwin E. Tuttle               15,092 (7)          -                   -
Ronald W. Stucki              10,154 (4)(6)       -                   152 (5)
Francis J. Boyle                 -                -                   -
Theodore E. Worcester         11,462 (4)(6)       -                   -
Matthew S. Sakurada            7,288 (4)(6)       -                   -
Directors and Executive
Officers of the Company
as a Group                 1,948,543 (4)(6)
                                     (7)(9)      27.6%              3,614

(1)	This information is based on information furnished to
the Company by individual directors and executive officers. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to the shares opposite their names.
(2)	Percentages represent the percentage owned of the
Company's common stock. Percentages of less 	than 1% are not
reflected. No individual or group presented in the table
held as much as 1% of the 		Company's depositary
shares.
(3)	Principally represents beneficial ownership by Penn
Virginia Equities Corporation, a wholly-owned subsidiary of Penn Virginia, of 1,754,411 shares, of which Mr. Black disclaims beneficial ownership in his individual capacity.
This presentation is made solely because Mr. Black is also
Penn Virginia's Chairman of the Board and Chief Executive
Officer.
(4)	Includes shares held by Mellon as Trustee of the
Westmoreland Coal Company and Affiliated Companies
Employees' Savings/Retirement Plan vested as follows: Mr. Seglem-4,522, Mr. Stucki-154, Mr. Worcester-1,462 and Mr. Sakurada-3,907; shares vested in the directors and executive officers as a group totalled 18,874. These shares are included in the 294,617 shares of common stock reported as beneficially owned by Mellon in footnote 3 on Page 3, supra.
(5)	Represents shares held by Mellon as Trustee of the
Westmoreland Coal Company and Affiliated Companies
Employees' Savings/Retirement Plan. Shares vested in the directors and executive officers as a group totalled 414 and are included in the 4,626 depositary shares held by the Plan of the Company's depositary shares, as reported in footnote
3 on Page 3, supra.
(6)	Includes shares which may be purchased under the 1982
and 1985 Westmoreland Incentive Stock Option and Stock Appreciation Rights Plans as follows: Mr. Seglem-33,448, Mr.
Stucki-10,000,	Mr. Worcester-10,000, and Mr. Sakurada-3,371;
shares which may be purchased under these Plans for
	the group as a whole totalled 99,326.
(7)	Includes shares which may be purchased under the 1991
Non-Qualified Stock Option Plan for Non-Employee Directors
as follows: Messrs. Halsey, Klaus, Leisenring and Tuttle-
4,500 each; Mr. Black-3,000; in total, 21,000.
(8)	In addition, Mr. Leisenring's wife and children owned a
total of 2,005 shares in which he disclaims beneficial
ownership.
(9)	Includes shares held under the Westmoreland Directors'
Deferred Compensation Plan as follows: Mr. Halsey-2,152 and
Mr. Klaus-1,837; 3,989 in total, which may not be voted.

ELECTION OF DIRECTORS
Nominees for Election to Board of Directors

The seven persons named in the following table, all of whom are now directors of the Company, have been designated as nominees for election to the Board for a one-year term. All of these directors were elected by the shareholders of the Company. The persons named in the proxy, who shall be appointed by shareholders as their agents to vote their shares of stock, intend to vote for the election of these nominees. Each nominee has consented to being named and to serve if elected. If any should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.
As two of the current nominees will reach mandatory retirement age in the coming year and two more in the year following, the Board has begun a search for their replacements. It is the intention to add two new members to the Board, as they are identified, in the coming year and the year following (resulting in a temporary increase in the total number of directors), in order to allow for a proper and smooth transition period, and so that the Company can have the benefit of contributions from the new directors with respect to its planning and implementation for the future.

                                                               Director of
                       Business Experience During Past         the Company Committee
Name                   Five Years and Other Directorships  Age Since       Memberships (1)
Lennox K. Black        Chairman of the Board and Chief      65  1992       Executive;
                       Executive Officer, Teleflex,                        Compensation
                       Incorporated, equipment manufacturer                and Benefits
                       (since 1982); Chairman of the Board
                       and Chief Executive Officer, Penn
                       Virginia Corporation (effective
                       May 1, 1992)

                       Director of Teleflex, Incorporated,
                       Chairman of the Board of Penn
                       Virginia Corporation (effective
                       May 1, 1992), Director of The Pep
                       Boys and Quaker Chemical Corporation

Brenton S. Halsey      Retired Chairman Emeritus            68  1977      Compensation
                       (since July 1992), Chairman                        and Benefits;
                       (through July 1, 1992), Chairman and               Independent
                       Chief Executive Officer (through                   Directors
                       October 31, 1990), James River
                       Corporation, manufacturer of consumer
                       products, food packaging and printing
                       papers

                       Director of First Union Corporation

Pemberton Hutchinson(2) Chairman of the Board of            64  1977      Executive
                       the Company (since January 1992);
                       Chief Executive Officer (January 1989
                       through June 1993); President of the
                       Company (June 1981 through June 1992)

                       Director of Mellon Bank Corporation,
                       Teleflex, Incorporated and The Pep Boys

William R. Klaus       Partner, Pepper, Hamilton &          69  1973      Executive;
                       Scheetz, attorneys                                 Compensation
                                                                          and Benefits;
                                                                          Audit;
                                                                          Independent
                                                                          Directors

E. B. Leisenring, Jr.  Chairman of the Board of the         69  1952      Executive;
                       Company (1978 through January 1992);               Audit
                       Chairman of the Board of Penn Virginia
                       Corporation (1978 through April 1992)

                       Director of SKF-USA Inc., Norfolk
                       Southern Corporation, Pico Products,
                       Inc. and Chairman of The Philadelphia
                       Contributionship

Christopher K. Seglem(2) Chief Executive Officer of the     48  1992      Executive
                       Company (since June 1993);
                       President of the Company (since
                       June 1992); Chief Operating Officer
                       of the Company (June 1992 through
                       June 1993); Executive Vice President
                       of the Company (December 1990 through
                       June 1992); Senior Vice President of
                       the Company (November 1988 through
                       December 1990); General Counsel
                       (January 1988 through December 1990)
                       and Secretary (January 1988 through
                       May 1990) of the Company

Edwin E. Tuttle        Formerly Vice Chairman of Elf        68  1978      Executive;
                       Atochem North America, Inc.                        Audit;
                       (successor to Pennwalt Corporation),               Independent
                       a diversified chemical company (1990)              Directors

                       Director of CoreStates Bank, N.A.
                       and General Accident Insurance Company
                       of America

(1) See "Information About the Board and Committees" following.
(2) Although reported in the Company's 1994 Annual Report and Form 10-K, the Securities and Exchange Commission's proxy rules also require a description of a bankruptcy petition filed during the past five years with respect to a corporation of which a director nominee was an executive officer at or within two years before the time of filing, giving rise to this footnote: The Company filed a "pre-packaged" plan of reorganization under the Federal bankruptcy laws on November 8, 1994 to facilitate the sale of the assets of its subsidiary, Criterion Coal Company, a portion of the proceeds of the sale of which were to be used to repay maturing long-term debt. The Company's plan of reorganization was confirmed on December 16, 1994. Mr. Hutchinson was an executive officer of the Company within two years before the time of the filing. Mr. Seglem held the executive offices indicated at and within two years before the time of the filing, and upon the Company's emergence from bankruptcy on December 22, 1994.

Information About the Board and Committees
The Board of Directors held 13 meetings during 1994. Each director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees on which he served during the time he was in office.The Audit Committee of the Board of Directors, composed of Messrs. Tuttle (chairman), Klaus and Leisenring, met twice during 1994. This Committee, which reports to the Board of Directors, reviews the adequacy of the Company's internal accounting controls and oversees the implementation of management recommendations. It also reviews with the Company's independent auditors the audit plan for the Company, the internal accounting controls, financial statements and management letter. It also recommends to the Board the selection of independent auditors for the Company.The Compensation and Benefits Committee of the Board of Directors, composed of Messrs. Halsey (chairman), Klaus and Black, met three times during 1994. This Committee reviews the Company's and its subsidiaries' employee benefit programs and management compensation and it reports its recommendations to the Board of Directors.The Executive Committee of the Board of Directors, composed of Messrs. Leisenring (chairman), Hutchinson, Tuttle, Klaus, Black and Seglem did not meet during 1994.The Committee of Independent Directors, composed of Messrs. Tuttle (chairman), Halsey and Klaus, met one time during 1994. This Committee is composed of directors who are not and have never beenofficers or employees of the Company or of Penn Virginia Corporation (see "Transactions with Other Companies" below). It reviews matters involving transactions or issues between the Company and Penn Virginia Corporation, to determine that the terms and conditions of settlement are fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.The Board of Directors does not have a standing nominating committee.

Executive Compensation
The following table sets forth information for 1994, 1993 and 1992 as to the person who held the position of Chief Executive Officer during 1994 and the other four most highly compensated executive officers at the end of 1994, whose total salary and bonus for 1994 exceeded $100,000.

SUMMARY COMPENSATION TABLE (4)
                                 Annual Compensation             Long Term
                                                       Other     Compensation   All
                                                       Annual    Stock Options  Other
Name and                                               Compen-   (#Common       Compen-
Principal Positions      Year  Salary       Bonus (1)  sation    Shares)        sation (3)
Christopher K. Seglem,   1994  290,004(6)   203,003       0       16,000        12,295
Chief Executive Officer  1993  270,504      175,621       0       52,000        12,792
and President            1992  216,846            0       0       40,000         5,002

Ronald W. Stucki,        1994  180,011(6)   108,006       0       13,000         3,859
Senior Vice President-   1993  162,124       93,438   1,532       12,000         3,712
Operations               1992   97,688            0       0       20,000        26,067

Francis J. Boyle,        1994  176,952(5)(6) 93,725  19,244(2)    13,000         3,239
Senior Vice President,   1993   81,387       40,542  17,868       12,000             0
Chief Financial          1992   -N/A-         -N/A-   -N/A-        -N/A-         -N/A-
Officer and Treasurer

Theodore E. Worcester,   1994  156,208(6)    93,725       0       13,000         3,784
Senior Vice President    1993  143,568       81,083       0       12,000         3,385
and General Counsel      1992  130,008            0       0       20,000         5,172

Matthew S. Sakurada,     1994  150,762       93,725       0       13,000         3,633
President of             1993  116,065       44,800       0            0         2,649
Westmoreland             1992  102,980            0       0            0         2,378
Energy, Inc.

(1)	The amounts presented in the bonus column for 1994
represent total bonuses earned for 1994 based on
accomplishment of strategic objectives. Of the total amount
for each individual, 35 percent was paid in the first
quarter of 1995. Payment of the remaining 65 percent will be deferred until the earliest to occur of (a) such year in which an operating profit is generated, (b) March 31, 1997
or (c) upon sale, merger or liquidation of the Company, provided that the individual is employed by the Company at the time the 65 percent would be paid, or if not employed,
such employment was terminated by reason other than
voluntary resignation (which would include a decision to not accept relocation of employment), or other than for discharge due to gross or willful misconduct.
(2)	Other Annual Compensation in 1994 represents the
grossed-up amount reimbursed to Mr. Boyle for the payment of taxes, with respect to the reimbursement of temporary living costs discussed in footnote 5 below.
(3)	All Other Compensation for the named executive officers
in 1994 consisted of directors' fees and Company
contributions to the 401(k) salary savings plan (the "Plan") for the four Plan quarters ending November 30, 1994. Mr.
Seglem received directors' fees of $8,450. Amounts
contributed to the Plan during 1994 on behalf of the named executives included: Mr. Seglem-$3,845, Mr. Stucki-$3,859,
Mr. Boyle-$3,239, Mr. Worcester-$3,784 and Mr. Sakurada- $3,633. (For the calendar year 1994, the amount contributed by Mr. Seglem and the Company matching contribution on his behalf were greater than the corresponding amounts contributed by and on behalf of the other named executives.
As contributions on behalf of the named executives may be
made at varying amounts throughout the year, the November
30, 1994 amounts, as in Mr. Seglem's case, may not precisely reflect the magnitude of contributions on behalf of one executive in comparison to the others.)
(4)	The Company has an Executive Severance Policy, amended
with the consent of the participants, which covers all of
the executive officers named above and two other executive officers, and provides that in the event of termination of such person's employment with the Company or its
subsidiaries for reasons set forth in the Policy, or from a change-in-control of the Company, as defined in the Policy, such executive officer will be entitled to a severance award. This award shall include an amount equal to twice the executive officer's annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (included amounts deferred) in that year or the annual average of the executive officer's most recent five calendar years of base salary and bonus awarded (including amounts deferred), including the year of termination. The severance award will be paid in approximately equal monthly installments over a period of 24 months following the date of termination, unless the executive officer elects to receive the present value of his total severance, including the present value of executive benefits, in a lump sum cash distribution at the time of termination.
(5)	Mr. Boyle's salary for 1994 includes $20,744 of
reimbursement for temporary living costs, including periodic transportation to and from his permanent home.
(6)	Salary increases were not granted to Messrs. Seglem,
Stucki, Boyle and Worcester in 1994. The larger amounts reflected in comparison to 1993 are due to the increases in 1993 being in effect for only part of 1993, but for all of 1994.

The following table presents information regarding options to purchase common shares granted to the named executive officers in 1994:

Option/SAR Grants in Last Fiscal Year
                                                                      Potential
                                Individual Grants                     realizable
                                                                      value
                     Number of   Percent of     Exercise  Expiration
                     Securities  total options  or base   date        Grant Date
Name                 Underlying  granted to     price                 Present Value*
                     Options     employees      per share
                     Granted     in fiscal year
Christopher K. Seglem 16,000      14.9%         $6.50     12/19/2002   $55,162
Ronald W. Stucki      13,000      12.1%         $6.50     12/19/2002   $44,819
Francis J. Boyle      13,000      12.1%         $6.50     12/19/2002   $44,819
Theodore E. Worcester 13,000      12.1%         $6.50     12/19/2002   $44,819
Matthew S. Sakurada   13,000      12.1%         $6.50     12/19/2002   $44,819

* This calculation was made using the Black - Scholes option pricing model. The model assumes: (a) an option term of 8 years, which represents the length of time between the grant date of options under the Company's incentive stock option plans and the expiration date of the options; (b) an interest rate that represents the zero-coupon Government Bond yield available on the grant date and maturing at the end of the option term; (c) stock volatility based on monthly closing market prices for December 1991 through December 1994; and (d) a dividend yield which represents the quarterly dividends paid divided by the quarterly closing market prices, annualized for the 12 quarters from December 1991 through December 1994.

The following table presents information regarding the number of unexercised options to purchase common shares and the number of unexercised stock appreciation rights at December 31, 1994:

Aggregated Option/SAR Exercises In Last Fiscal Year
             and FY-End Option/SAR Values
                           Number of                     Value of Unexercised
                           Securities Underlying         In-the-Money
Name                       Unexercised Options at        Options at
                           December 31, 1994             December 31, 1994
                         Exercisable  Unexercisable    Exercisable  Unexercisable
Christopher K. Seglem       33,448       88,000              -0-       $16,000
Ronald W. Stucki            10,000       35,000              -0-       $15,250
Francis J. Boyle               -0-       25,000              -0-       $15,250
Theodore E. Worcester       10,000       35,000              -0-       $15,250
Matthew S. Sakurada          3,371       13,000              -0-       $ 3,250

No member of the named executive officer group exercised any options during 1994, or held any unexercised SARs as of December 31, 1994.

Retirement Plan
The Company sponsors a Retirement Plan (the "Plan") for eligible employees of the Company and its subsidiaries to which employees make no contributions. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or in any event, upon attaining age 65.In general, the Plan provides for payment of annual retirement benefits to eligible employees equal to 1.2% of any employee's average annual salaried compensation (over the sixty most highly compensated consecutive months of employment) plus .5% of such average annual compensation in excess of the employee's pay used to determine Social Security retirement benefits ("covered compensation") for each year of service to a maximum of 30 years. The Plan also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65.No amounts are included in the salary compensation column of the Summary Compensation Table above in respect of Plan contributions by the Company and its subsidiaries because the Plan is a qualified defined benefit plan. Based on the most recent actuarial valuation, dated December 1, 1993, no contribution is required or permitted to this Plan for 1994, due to the full funding limitations imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The basis upon which benefits are computed is a straight-life annuity; payments are available in other forms on an actuarially reduced basis equivalent to a straight-life annuity. Benefit amounts set forth in the table below are not subject to any deduction for Social Security benefits or other offset amounts.

The following table shows estimated annual retirement benefits, which are representative of an employee currently age 65 whose salary remained unchanged during his or her last five years of employment and whose benefit will be paid for the life of the employee:

Compensation    Annual Benefit for Years of Service Credited
                           10       20     30 or more
 $ 25,000              $ 3,000   $ 6,000   $  9,000
   50,000                7,204    14,408     21,612
  100,000               15,704    31,408     47,112
  150,000               24,204    48,408     72,612
  200,000               32,704    65,408     98,112
  250,000               41,204    82,408    123,612
  300,000               49,704    99,408    149,112

Years of service credited under the Plan for the following individuals are: Mr. Seglem-14 years, Mr. Stucki-14 years, Mr. Boyle-1 year, Mr. Worcester-4 years and Mr. Sakurada-16 years.

The current compensation covered by the Plan for any named executive officer in the Summary Compensation Table is that amount reported in the Salary column, subject to limitations imposed by the Internal Revenue Code.The annual benefit presented in the above table reflects the inclusion of a Supplemental Executive Retirement Plan (the "SERP"), established by the Company, effective January 1, 1992, which currently covers all of the executive officers named above, and two other executive officers. Senior management and certain other key individuals shall be eligible to participate in the SERP.To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. The SERP is a non-qualified plan which supplements the Retirement Plan by not being limited by Internal Revenue Code requirements on annual compensation that may be considered in determining a participant's annual benefit and the amount of annual benefit payable to the participant. Bonus amounts are included in a participant's compensation under the SERP, although excluded under the Retirement Plan. Benefits are payable out of the Company's general assets, and shall commence and be payable at the same time and in the same form as the Retirement Plan.

Compensation of Directors
Throughout 1994 the attendance fee for the Chairman of the Board of Directors was $1,300, for each committee chairman was $750 and for each director attending a Board or committee meeting was $650. The attendance fees paid to Mr. Seglem are included in the All Other Compensation column of the Summary Compensation Table.Throughout 1994, the annual retainer fee to each outside director was $15,000, of which $9,000 was paid in cash, and the $6,000 remaining could be used to purchase stock of the Company, or at the director's election could also be paid in cash.Mr. Hutchinson retired as an employee of the Company as of December 31, 1993. For the period January 1, 1994 to the Annual Meeting of Shareholders in 1995, he has agreed to provide consulting services to the Board of Directors as it may request, for which he will receive $1,250 per month. Such services may include advice with respect to matters of corporate strategy and shareholder relationships. Mr. Hutchinson is also receiving benefit payments from the Company's SERP (see discussion under Retirement Plan, supra).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Messrs. Halsey, Klaus and Black served on the Compensation and Benefits Committee during 1994. There were no compensation committee interlocks or insider participation in compensation decisions affecting executive officers.No member of this Committee was an officer or employee of the Company. No executive officer of the Company served either as a member of the compensation committee or as a director of a company, one of whose executive officers served on the Company's Compensation and Benefits Committee, or as a member of the compensation committee of a company, one of whose executive officers served as a Director of the Company.

Compensation & Benefits Committee Report on Executive
Compensation
In determining the compensation for the Company's Chief Executive Officer for the year ended December 31, 1994, the Compensation & Benefits Committee considered quantitative, qualitative and comparative factors.Quantitative factors considered included (i) the substantial progress in implementing the plan to dispose of underperforming and non-core assets and others, most significantly, those of the Company's Criterion subsidiary, to generate cash, (ii) the paying off of obligations to the Company's long-term creditors and guarantors with the proceeds of sale, thereby resolving short-term liquidity issues and placing the Company in a substantially debt-free status, (iii) successful completion of a voluntary Chapter 11 non-impairment bankruptcy proceeding, from which the Company successfully emerged in six weeks, and during which it was able to conclude the sale of its Criterion properties, settle certain other economic claims on terms advantageous to the Company, and substantially eliminate its debt obligations and (iv) the Company's disengagement from the coal export and the brokered coal businesses.The qualitative factors considered included uncontrollable factors affecting the Company's performance, the Chief Executive Officer's knowledge of and experience with the Company's business operations, his leadership qualities affecting the Company's relationships with customers, suppliers, employees, collective bargaining organizations and the communities within which the Company has operations, his overall management abilities, initiatives and planning for the future and his extraordinary efforts put forth by means of diligence, hard work and exceptionally long hours.Comparative factors considered were compensation paid to chief executive officers of comparably sized companies, and particularly to those of companies in the coal and independent power industries and other work-out situations.Other factors considered that were unique to 1994 were (i) the significant cash raised, (ii) the liabilities that were transferred or assigned, (iii) the improvement in the Company's position with respect to amounts due from a company whose coal it has brokered, and (iv) the overall profit generated for 1994.With respect to the other named executive officers, the Committee considered the quantitative and comparative factors mentioned above, as well as the evaluations by Mr. Seglem of the officers' performances.These factors were considered for purposes of determination of base salary and bonus. No base salary increases were granted to Messrs. Seglem, Stucki, Boyle or Worcester in 1994 due to the Company's financial and operational positions, and the need to conserve cash during the year. On assuming the position of President of Westmoreland Energy, Inc., the Company's cogeneration subsidiary, Mr. Sakurada's base salary was increased on an annualized basis to reflect his additional duties and responsibilities.The Company has a program designed to compensate management for performance and results and to place a substantial portion of the total compensation package "at risk". The bonus program recognizes the critical and difficult circumstances within which the Company is currently operating, thereby requiring performance and results to be evaluated more on strategic, rather than financial, criteria. Retention of key management personnel during this difficult period is a major factor of this bonus program. The current bonus plan defers the major portion of the award until the earliest to occur of certain events. (See Summary Compensation Table and footnote 1 thereto, supra.) No part of these bonuses is paid, if at all, sooner than the calendar year following the year of performance, and total bonuses awarded are included in compensation tables for the year earned. Bonuses were awarded in 1995 for 1994 performance to Mr. Seglem (who under the program was eligible for a bonus of up to 70 percent of his base pay) and to other named executive officers (who were eligible for bonuses of up to 60 percent of their base pay). The award of bonuses for 1994 took into account that bonuses had not been awarded for 1992 and that a substantial amount of the bonuses awarded for 1993 remains "at risk". Of total bonuses awarded for 1994, only 35 percent has been paid in 1995, and payment of the remaining 65 percent deferred.The Committee believes that stock options are an important feature of executive compensation. Stock option awards made to executive officers are designed to align the interests of management more closely with those of the shareholders of the Company by increasing stock ownership by management. The value of the stock options is directly tied to the value of a share of the Company's common stock. On December 19, 1994, the Committee awarded options to Mr. Seglem to acquire 16,000 shares of the Company's common stock, and to each of Messrs. Stucki, Boyle, Worcester and Sakurada, it awarded options to acquire 13,000 shares of common stock, an aggregate of 68,000 options. The option exercise price for the options granted on December 19, 1994 was $6.50, and represented the closing price of the Company common stock on the New York Stock Exchange as of the close of business on the day the options were granted, requiring an increase in common stock value before any value would be created by the options.The Committee believes that the combination of bonuses and grants of stock options is necessary to attract and retain senior management of the caliber to best serve the Company.

Brenton S. Halsey, Chairman
William R. Klaus
Lennox K. Black

Performance Graph

The following Performance Graph compares the cumulative total shareholder return on the Company's common stock for the five-year period December 31, 1989 through December 31,
1994 with the cumulative total return over the same period of the Standard & Poor's 500 Stock Index and the companies comprising the Dow Jones Coal Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG WESTMORELAND COAL COMPANY, THE S & P 500 INDEX
AND THE DOW JONES COAL INDEX

THE ACTUAL GRAPH HAS BEEN OMITTED AND INSTEAD IS PRESENTED
IN TABULAR FORM AND APPENDED TO THIS REPORT.

* $100 INVESTED ON 12/31/89 IN STOCK OR INDEX- INCLUDING
REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

NOTE: The companies comprising the DJ COAL INDEX were
Pittston Coal Company, Penn Virginia Corporation, Ashland
Coal Incorporated, Addington Resources and Cyprus AMAX
Minerals.

Transactions with Other Companies
The Company leases coal reserves and land on which the Company has built coal preparation plants and other structures from Penn Virginia Resources Corporation ("PVRC"), a wholly-owned subsidiary of Penn Virginia Corporation, of which Mr. Black is Chairman of the Board and Chief Executive Officer. During 1994 the Company paid royalties under these leases in the amount of $11,019,000. The Company believes that at the time the leases of coal reserves and land were entered into with PVRC, and when certain of their terms were renegotiated, pursuant to the provisions thereof, the leases were on terms fair and reasonable to the Company and no less favorable to the Company than if the leases were from unaffiliated companies.In January 1995, the Company released its rights in certain coal reserves in West Virginia to an indirect subsidiary of Penn Virginia Corporation (and assignee of PVRC) in exchange for $3 million of cash and a guarantee by Penn Virginia Corporation of certain environmental reclamation and remediation obligations of a third party to whom the Company, in a related transaction, had sold operating assets of its Hampton, West Virginia Division, those terms considered fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.Pursuant to an agreement dated as of July 9, 1992 by and among the Company, Penn Virginia Corporation and Penn Virginia Equities Corporation ("Equities"), Equities was granted certain registration rights with respect to the 1,754,411 shares of the Company's common stock with it owns. The right to demand such registration expires on July 9, 1995. Equities did by letter dated March 13, 1995 make written request to the Company for registration of such shares with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933. Equities has offered to withdraw this demand if the Company will agree to extend the time within which such a demand might be made. The Company and Equities continue to discuss the extended period of time within which Equities may make such demand that would be agreeable to both parties, and hope to have this matter resolved in the near future.

Compliance with Section 16(a) of the Securities Exchange Act
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.Based on its review of the copies of such forms received by it, the Company believes that during 1994 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

1995 Long-Term Incentive Stock Plan
On February 1, 1995 the Board of Directors of the Company adopted the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan (the "Plan"), subject to shareholder approval. The Board of Directors believes that the Plan will enable the Company to attract and retain qualified officers and other salaried employees and to align the interests of Plan participants with the Company's shareholders.The Plan provides for the grant of three types of incentive awards: incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and restricted stock (collectively, the "awards"). Options give the participant the right to purchase from the Company a specified number of shares of the Company's common stock for a specified price during a specified period. Options may be either ISOs, which are entitled to favorable tax treatment, under provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or NQSOs. Restricted stock is an award payable in shares of common stock, granted subject to risk of forfeiture if the employee ceases to be employed by the Company during a specified period, or if specified performance criteria are not met.Under the Plan, awards are granted by the Company's Compensation & Benefits Committee (the "Committee"), which is composed of three or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Code and related regulations. The total number of shares of the Company's common stock reserved and available for awards under the Plan will be 350,000, of which no more than 100,000 may be granted in the form of restricted stock. No participant may receive options during the life of the Plan representing more than 90,000 shares. There are approximately 25 officers and employees currently eligible to participate in the Plan.The Committee will select the employees to whom awards may be granted and the number of shares subject to each award. Awards under the Plan are generally for no consideration other than services as an employee. The Committee has the discretion to determine whether to grant ISOs, NQSOs and/or restricted stock to a participant and the terms and conditions of each award. In the event that the Committee determines that a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction may affect the rights of participants, the Committee may adjust the awards outstanding, or to be granted, and the conditions thereof.The Plan may be amended by the Board of Directors, but any amendment that would (i) materially increase the aggregate number of shares that may be issued under the Plan, except for adjustments as set forth in the preceding paragraph, (ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) materially increase the benefits accruing to participants, would require shareholder approval.Furthermore, any amendment, alteration, suspension, discontinuance or termination of the Plan which would impair the rights of any participant to whom an award has been granted will require the consent of the participant.ISOs and NQSOs granted under the Plan may not have an exercise price less than the fair market value of a share of common stock on the date of grant of such option; however, the exercise price for ISOs granted to ten percent shareholders may not be less than 110 percent of the fair market value of a share on the date it was granted. ISOs and NQSOs shall expire not later than ten years after the date of grant; however, ISOs granted to a ten percent shareholder shall expire not later than five years after the date of grant.Restricted stock may be granted subject to such restrictions as the Committee may impose. Such stock will cease to be subject to forfeiture at the end of the restriction period, if the participant remains an employee throughout the restriction period, and, if applicable, any performance criteria are met during the restriction period, although the Committee may determine in any instance to waive restrictions or forfeiture conditions in whole or in part resulting from terminations due to specified causes.Awards granted under the Plan are not transferable except by will or by the laws of descent and distribution, and during the life of the participant are exercisable only by him, or his guardian or legal representative.In the event of a change of control of the Company, all restricted stock will be deemed fully vested, and any option that was not previously exercisable and vested will become fully exercisable and vested.The Committee has full and final authority to administer the Plan, including but not limited to (i) determining the terms and conditions of any award granted, (ii) determining the form of award agreement, which need not be identical for each person, (iii) correcting any defect or supplying any omission or reconciling any inconsistency in the Plan and construing and interpreting the Plan and any award, rules and regulations, award agreement or other instrument thereunder, and (iv) making all other decisions and determinations required under the Plan or as it may deem necessary or advisable.No awards have yet been granted under the Plan, and there is no intention to grant such awards until the Plan has been approved by the shareholders.Within a reasonable time after approval of the Plan by shareholders, it is the intention to register the 350,000 shares of common stock issuable under the Plan, pursuant to the Securities Act of 1933, as amended.The Company has been advised by counsel that under present federal tax laws, the federal income tax consequences of ISOs, NQSOs and restricted stock are as follows:
Incentive Stock Options. A participant recognizes no income and the Company receives no deduction for federal income tax purposes when an ISO is granted or exercised. If a participant holds the shares acquired on exercise of an ISO for more than two years after the date the ISO is granted and more than one year after the date the shares are issued to the participant, pursuant to the exercise of the ISO, any gain or loss, measured by the difference between the exercise price and the sale price, realized on the subsequent sale of the shares, will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of such a sale. The capital gain realized upon the sale of shares acquired on the exercise of ISOs granted under the Plan may be subject to the alternative minimum tax generally applicable to capital gains. If the participant sells the shares before the holding periods have elapsed, he will generally have ordinary income in the year of sale equal to the excess of the fair market value of the shares at the time he exercised the ISO over the exercise price. The Company may then be entitled to a deduction in the amount of ordinary income recognized by the participant. The gain, if any, in excess of the amount of ordinary income recognized by the participant will be short-term or long-term capital gain, depending upon the length of time the shares were held. Non-Qualified Stock Options. A participant recognizes no income and the Company receives no deduction upon the grant of a NQSO. Upon exercise of a NQSO, a participant must include as ordinary income the excess of the fair market value of the stock on the date of exercise over the exercise price, and the Company will receive a deduction at the same time and in the same amount. The Company will be required to withhold federal income taxes and other taxes. The holding period for capital gain or loss treatment will begin to run at that time. The gain or loss will be measured by the difference between the sale price and the fair market value of the shares on the date of exercise, and if such shares have been held for more than one year, the participant will be entitled to long-term capital gain treatment.
Restricted Stock. A participant recognizes income and the Company receives a corresponding compensation deduction only at the time that the substantial risk of forfeiture lapses. At such time, the participant is subject to withholding requirements and the Company's deduction would be in the amount of the then fair market value of the stock.The value of a share of the Company's common stock, as defined in the Plan, was $ 4.625 on April 3, 1995.The Plan will terminate on February 1, 2005, unless sooner terminated by the Board.The Board of Directors recommends that the shareholders vote FOR the adoption of the 1995 Long-Term Incentive Stock Plan.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
KPMG Peat Marwick were the Company's independent auditors for the year 1994. A representative of that firm will be present at the annual meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS
Any proposal submitted by shareholders for inclusion in the Company's proxy statement and proxy for the 1996 annual meeting of shareholders of the Company must be received by the Company at its principal executive offices no later than December 28, 1995 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.
                   *        *        *
Upon the written request of any person who on the record date was a record owner of Company stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the annual meeting, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1994, as filed with the Securities and Exchange Commission. Requests for this Report should be directed to Francis J. Boyle, Senior Vice President, Chief Financial Officer and Treasurer, Westmoreland Coal Company, 700 The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102.

OTHER BUSINESS
The Board of Directors has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgement.By order of the Board of Directors.

Philip D. Weinstock
Secretary

APPENDIX

1)  PROXY CARD
2)  PERFORMANCE GRAPH
3)  1995 INCENTIVE STOCK OPTION PLAN


(1):
                   WESTMORELAND COAL COMPANY
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING -- JUNE 6, 1995

         The undersigned hereby  constitutes and appoints
         Pemberton  Hutchinson,
         Christopher K. Seglem and Philip D. Weinstock and
         each of them, as true
   P     and lawful agents and proxies with power of
         substitution,  to represent
   R     the undersigned and to vote all shares of stock
         held by the undersigned
   O     at the annual meeting of  shareholders to be held
         at The Warwick Hotel,
   X     The  Variety  Room,  3rd  Floor,  1701  Locust
         Street,   Philadelphia,
   Y     Pennsylvania,  on  Tuesday,  June 6,  1995 at
         10:00  A.M.,  and at any
         adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

                ELECTION OF DIRECTORS.  NOMINEES:

                Lennox  K.  Black,  Brenton  S.  Halsey,
                Pemberton  Hutchinson,
                William R. Klaus, E.B.  Leisenring,  Jr.,
                Christopher K. Seglem,
                Edwin E. Tuttle.


                                              SEE REVERSE
                                                     SIDE


                              FOLD AND DETACH HERE


                                 ANNUAL MEETING
                                       OF
                           WESTMORELAND COAL COMPANY


                             TUESDAY, JUNE 6, 1995
                                   10:00 A.M.


                               THE WARWICK HOTEL
                                THE VARIETY ROOM
                                   3RD FLOOR
                               1701 LOCUST STREET
                                PHILADELPHIA, PA



/X/   PLEASE MARK YOUR                                 1283
      VOTES AS IN THIS
      EXAMPLE.

           THIS PROXY WHEN PROPERLY EXECUTED BY THE
           SHAREHOLDER WILL BE VOTED IN
           THE MANNER DIRECTED HEREIN.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
    PROPOSALS 1 AND 2.


                     FOR          WITHHELD
1. Election of      /  /            /  /
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):


- -------------------------------------------------------

                             FOR      AGAINST    ABSTAIN
2.  Proposal to             /  /       /  /       /  /
    approve adoption
    of 1995 Long-Term
    Incentive Stock
    Plan


3. In their discretion, upon such other matters as may properly come before the meeting.


                      RECEIPT OF THE 1994 ANNUAL  REPORT
                      AND  NOTICE OF  MEETING  AND PROXY
                      STATEMENT DATED APRIL 28, 1995 ARE
                      HEREBY ACKNOWLEDGED.


SIGNATURE (S)______________________________  DATE ______
NOTE:Please sign exactly as name appears hereon. Joint owners should each sign.
     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE

(2)
Performance Graph

   The Performance Graph, which compares the cumulative total shareholder return on the Company's common stock for the five-year period December 31, 1989 through December 31,
1994 with the cumulative total return over the same period of the Standard & Poor's 500 Stock Index and the companies comprising the Dow Jones Coal Index, is omitted and is represented by the following table:

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 1990   1991   1992   1993   1994
COMPANY           93     91     51     24     31

S&P 500
INDEX             97    126    136    150    152

DOW JONES
COAL INDEX        94     93     84    124    122

* $100 invested on 12/31/89 in stock or index - including reinvestment of dividends.
   Fiscal year ending December 31.

NOTE:  The companies comprising the DJ COAL INDEX were
Pittston Coal Company, Penn Virginia Corporation, Ashland
Coal Incorporated, Addington Resources and Cyprus AMAX
Minerals.

(3)
WESTMORELAND COAL COMPANY

1995 LONG-TERM INCENTIVE STOCK PLAN




	SECTION 1. Purpose. The purpose of the 1995 Long-Term Incentive Stock Plan (the "Plan") of the Company is (a) to align the interests of shareholders and employees of the Company by encouraging and creating ownership of Common Stock of Westmoreland Coal Company by officers and other salaried employees of the Company; (b) to enable the Company to attract and retain qualified officers and employees who contribute to the
Company's success by their ability and ingenuity; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the
Company and who are in a position to make significant contributions toward its objectives.

	SECTION 2.  Definitions.  In addition to the terms
defined
elsewhere in the Plan, the following shall be defined terms under the Plan:

	2.01. "Award" means any Option, Restricted Stock, or any other right or interest relating to Shares, granted under the
Plan.

	2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

	2.03.  "Board" means the Board of Directors of
Westmoreland
Coal Company.

	2.04. "Change of Control" and related terms are defined in
Section 9.

	2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the
Code shall be deemed to include successor provisions thereto and regulations thereunder.

	2.06. "Committee" means the Compensation and Benefits Committee of the Board of Directors, or such other Board committee as may be designated by the Board to administer the
Plan, or any subcommittee of either; provided, however, that the
Committee, and any subcommittee thereof, shall consist of three or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" under
Section 162(m) of the Code.

	2.07. "Company" means Westmoreland Coal Company and each of its Subsidiaries, together with any successor thereto.

	2.08 "Date of Grant" means the date on which an Award is granted.

	2.09. "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.



	2.10. "Fair Market Value" means, with respect to Shares or
Awards, the fair market value of such Shares or Awards determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the
Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date, the
Fair Market Value shall be the closing price on the nearest date after the valuation date.

	2.11. "Incentive Stock Option" means an Option that is intended by the Committee to meet the requirements of
Section 422
of the Code.

	2.12. "Non-Qualified Stock Option" means an Option that is not intended by the Committee to be an Incentive Stock
Option,
and is designated as such, or represents that part of an Option in excess of the amount qualifying as an Incentive Stock
Option,
under provisions of the Code.

	2.13. "Option" means a right, granted to an individual who meets the eligibility requirements under Section 5, to purchase
Shares at a specified price during specified time periods.
An
Option may be either an Incentive Stock Option or a Non-
Qualified
Stock Option.

	2.14. "Participant" means a person who has been granted an
Award under the Plan.

	2.15.  "Plan" is defined in Section 1.

	2.16 "Restricted Stock" means an Award, payable in Shares, that is granted subject to a risk of forfeiture if the Participant ceases to be employed by the Company during a specified period (the "restriction period"), or if performance criteria specified by the Committee are not met. A Restricted
Stock Award may provide a vesting schedule under which vesting could occur at an earlier date than otherwise established if specified performance criteria are met before the end of the restriction period. The restriction period and the vesting schedule shall be determined by the Committee in its discretion.

	2.17. "Rule 16b-3" means Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange
Commission
under Section 16 of the Exchange Act.

	2.18. "Shares" means the Common Stock, $2.50 par value, of
Westmoreland Coal Company and such other securities of Westmoreland Coal Company as may be substituted for Shares or such other securities pursuant to Section 10.

	2.19. "Subsidiary" means any corporation with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.
In addition, any other related entity may be designated by the
Board as a Subsidiary.

	2.20. "Ten Percent Shareholder" means a person who on the
Date of Grant owns, either directly or within the meaning of the attribution rules in section 425(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and 425(f) of the Code.



	SECTION 3.  Administration.

	3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions and any other necessary actions in administering the Plan, unless precluded in this document:

		(i)  to select and designate persons to whom
Awards shall
be granted;

		(ii)  to designate Subsidiaries;

		(iii) to determine the type or types of Awards to be granted to each person eligible under Section 5;

		(iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance or other conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

		(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

		(vi)  to prescribe the form of each Award
Agreement,
which need not be identical for each Participant;

		(vii)  to adopt, amend, suspend, waive, and
rescind rules
and regulations relating to the Plan and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

		(viii)  to correct any defect or supply any
omission or
reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

		(ix)  to make all other decisions and
determinations as
may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.



	3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company,
Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the
Plan.

	3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or by a professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

	SECTION 4. Shares Subject to the Plan. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 350,000, but no more than 100,000 can be granted in the form of
Restricted Stock. If any Shares to which an Award relates are forfeited or the Award is terminated without a distribution of
Shares, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that such
Shares shall be available for issuance only to the extent permitted under Rule 16b-3.

	SECTION 5. Eligibility. Awards may be granted only to individuals who are officers or other salaried employees (including employees who are also directors) of the Company.
No
Award shall be granted to any non-employee director. An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and conditions of exercise as described in Section 6.03. with respect to such person.

	SECTION 6.  Specific Terms of Awards.

	6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant.



	6.02. Restricted Stock. The Committee is authorized to grant Restricted Stock to persons eligible under Section 5 on the following terms and conditions:

		(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee shall determine.

		(ii) Vesting Conditions. Restricted Stock shall cease to be subject to forfeiture at the end of the restriction period if the Participant remains an employee of the Company throughout the restriction period, and if applicable, any performance criteria specified by the Committee are met during the restriction period (or, if the Committee so provides, vesting could occur at an earlier date than otherwise established if the preestablished performance criteria are met at an earlier date). Notwithstanding the aforesaid, the Committee may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

		(iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. As soon as reasonably possible after vesting has occurred, the Company will cause a certificate of shares registered in the name of the Participant to be issued and delivered to the Participant.

		(iv) Rights of Shareholders. A Participant shall have no rights as a shareholder (including the right to vote, or to receive dividends) until the Restricted Stock has vested and certificates of shares are registered in his or her name.

	6.03  Options.  The Committee is authorized to grant
Options
to persons eligible under Section 5 on the following terms and conditions:

		(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option. Additionally, the exercise price per Share of any Incentive Stock Options granted to a Ten
Percent Shareholder shall not be less than 110 percent of the
Fair Market Value of a Share on the Date of Grant of such Option.



		(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant. Incentive Stock
Options granted to a Ten Percent Shareholder shall expire not later than five years after the Date of Grant.

		(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

	SECTION 7.  Certain Provisions Applicable to Awards.

	7.01. Maximum Individual Option Grants. For purposes of qualifying for Section 162(m) of the Code, no Participant may receive Options during the life of the Plan covering or representing more than 90,000 Shares.

	7.02. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award granted exceed a period of ten years from the Date of Grant.

	SECTION 8.  General Restrictions Applicable to Awards.

	8.01.  Restrictions Under Rule 16b-3.

		8.01.1.  Nontransferability.  Awards which
constitute
derivative securities (including any option or other award in the nature of a right) shall not be transferable by a Participant except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options and, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such
Participant or his guardian or legal representative.

		8.01.2. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

	8.02. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to
Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or
Shares are subject to restrictions under the terms of the Plan or any Award Agreement, the Committee may require the Participant to enter into an agreement providing that certificates representing
Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the
Committee may designate.

	SECTION 9.  Change of Control Provisions.
Notwithstanding
any other provision of the Plan, the following acceleration and valuation provisions shall apply in the event of a "Change in
Control" as defined in this Section 9:

	9.01. Acceleration and Cash-Out Rights. In the event of a
"Change in Control," as defined in Section 9.02, automatically in the case of Participants subject to Section 16 of the Exchange
Act, and unless otherwise determined by the Board in writing at or after grant but prior to the occurrence of the Change of Control in the case of Participants not subject to Section
16 of
the Exchange Act.

		(i) All Restricted Stock shall be deemed fully vested;
and

		(ii)  Any Option that was not previously
exercisable and
vested shall become fully exercisable 	and vested.

	9.02.  Change of Control.  For purposes of Section
9.01, a
"Change of Control" shall mean:

		(a) The acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common
Stock of the Company (the "Outstanding Company Common
Stock")
or (ii) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control; (i) any acquisition by the Company or any of its subsidiaries,
(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners; respectively, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding
Company Common Stock and Outstanding Company Voting
Securities, as the case may be; or

		(b) Individuals who, as of the effective date of the
Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents;
or

		(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

		SECTION 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the limit on the number of Shares subject to Option
Grants for any Participant, (iii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and
(iv) the
exercise price, grant price, or purchase price relating to any
Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

	SECTION 11.  Changes to the Plan and Awards.

	11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him. Notwithstanding the foregoing, without the approval of the shareholders of Westmoreland Coal Company, no amendment may be made that would
(i) materially increase the aggregate number of Shares that may be issued under the Plan, except by operation of section 10,
(ii)
materially modify the requirements for eligibility to participate in the Plan, or (iii) materially increase the benefits accruing to Participants.


	SECTION 12.  General Provisions.

	12.01.  No Rights to Awards.  No Participant or
employee
shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

	12.02. No Shareholder Rights. No Award shall confer on any
Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the
Participant in accordance with the terms of the Award.

	12.03. Tax Withholding. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts for withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

	12.04. No Right to Employment. Nothing contained in the
Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

	12.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a
Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

	12.06. Other Compensatory Arrangements. The Company shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

	12.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional
Shares or
whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.


	12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the
Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

	SECTION 13. Effective Date. The Plan shall become effective on February 1, 1995; provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Company's shareholders, or any adjournment thereof. The termination date of the Plan shall be February 1, 2005.